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                                                                 EXHIBIT 10.35

                DEFERRED COMPENSATION AGREEMENT

     This DEFERRED COMPENSATION AGREEMENT (this "Agreement") is made and entered into as of the 16th day of January, 1997 by and between HILTON HOTELS CORPORATION, a Delaware corporation (together with its successors and assigns permitted under this Agreement, the "Company"), and ARTHUR M. GOLDBERG (the "Executive").

     WHEREAS, the Executive is an Executive Vice President of the Company and President of the Company's Gaming Division;

     WHEREAS, the Company, the Executive and Bally Entertainment Corporation, a Delaware corporation ("Bally"), have entered into an Amended Consulting and Employment Agreement dated as of November 12, 1996 as amended by a First Amendment thereto dated as of December 14, 1996 (collectively, the "Employment Agreement"), which Employment Agreement constitutes an amendment and restatement of a Consulting Agreement dated as of June 6, 1996 (the "Consulting Agreement") between the Company and the Executive;

     WHEREAS, the Company desires to provide the Executive with certain deferred compensation payments in recognition of (i) the valuable services provided by the Executive to the Company in assisting the Company in obtaining gaming commission approvals of the Company's acquisition of Bally and facilitating a smooth integration of the Company's and Bally's gaming operations, (ii) the valuable services which the Executive is now providing and will provide in the future to the Company and (iii) the fact that

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the compensation provided by the Company to the Executive under the
Employment Agreement was established in the Consulting Agreement, was intended to compensate the Executive for less than full-time services for the Company and has not been increased to reflect the Executive's full-time employment by the Company under the Employment Agreement;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

     1. DEFINITIONS. Capitalized terms which are not defined in this Agreement shall have the meanings assigned to them in the Employment Agreement.

     2.  DEFERRED COMPENSATION.

          (a) The Company shall pay the Executive $2,400,000, in a lump sum, on that date (the "Payment Date") which is thirty (30) days after the earlier of (i) the last day of the Company's taxable year in which the Executive ceases to be a "covered employee" within the meaning of Code Section 162(m)(3) or (ii) the date upon which the Company's deduction with respect to all of such deferred salary shall no longer be subject to limitation under Code Section 162(m) or any successor section thereto. Such amount shall be credited with interest from the date of this Agreement to the day immediately preceding the

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Payment Date at a floating rate equal to the rate which Morgan Guaranty announces from time to time as its prime lending rate, as in effect from time to time, compounded quarterly, and such accrued interest shall be paid to the Executive on the Payment Date (said payment plus interest collectively referred to as the "Deferred Compensation").

          (b) The Deferred Compensation shall be paid in accordance with the following provisions:

              (1) The Company agrees to pay the Deferred Compensation on the Payment Date by wire transfer to an account designated by the Executive prior to the Payment Date.

              (2) The Company agrees to pay the Deferred Compensation in any and all events on the Payment Date without setoff or offset for any claim whatsoever against the Executive or any of his affiliates. The existence of any claim or cause of action on the part of the Company or any of its affiliates against the Executive or his affiliates, whether predicated on this Agreement or otherwise shall not constitute a defense or entitle the Company to an offset against the payment

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                   of the Deferred Compensation in full on the Payment Date.

              (3) Failure to pay the Deferred Compensation on the Payment Date shall constitute a default, without any need for the Executive to have given notice or demand of any kind to the Company, which notices and demands of any kind are expressly waived by the Company.

              (4) In the event of a default, the Executive shall be entitled to be paid, upon demand, (i) one hundred twenty (120%) percent of the Deferred Compensation plus interest on said amount from the Payment Date until paid at the rate of eighteen (18%) percent per annum (the "Default Rate"); plus all reasonable attorneys' fees and other costs of collection incurred by the Executive in effecting collection of the amounts due hereunder, whether or not a legal action is instituted or prosecuted to judgment.
                   All such costs and expenses shall be added to the amount due under this Section 2, shall be payable on demand,

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                   and shall bear interest at the Default Rate from the date
                   incurred until paid in full.

              (5) In the event of a default, notwithstanding the provisions of Section 13 of this Agreement: (i) the Executive shall be entitled to sue the Company to effect collection of the amounts due hereunder; (ii) the Company hereby consents to personal jurisdiction and venue and to the exclusive jurisdiction of the Superior Court of the State of New Jersey, Essex County, and the United States District Court for the District of New Jersey for the purpose of all legal proceedings arising out of or relating to this Section 2;
                   (iii) the Company agrees that the service or delivery of process of any such lawsuit shall constitute lawful and valid service of process if made in accordance with any of the methods by which notices may be given pursuant to
                   Section 14; and (iv) the Company waives any defense based upon personal jurisdiction, venue, improper service,

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                   and the right to assert a claim of FORUM NON CONVENIENS
                   or the like.

     3.  PARACHUTE PAYMENTS.

          (a) If it shall be determined that any payment, distribution, or benefit received or to be received by the Executive under this Agreement (the "Payments") would be subject to the excise tax imposed by Code Section 4999 (the "Excise Tax"), then the Executive shall be entitled to receive an additional payment from the Company (the "Excise Tax Gross-Up Payment") in an amount such that the net amount retained by the Executive, after the calculation and deduction of any Excise Tax (together with any penalties and interest that have been or will be imposed on the Executive in connection therewith) on the Payments and any federal, state, and local income taxes, excise tax, and payroll taxes (including the tax imposed by Code Section 3101(b)) on the Excise Tax Gross-Up Payment provided for in this subsection 3(a), shall be equal to the Payments. In determining this amount, the amount of the Excise Tax Gross-Up Payment attributable to federal income taxes shall be reduced by the maximum reduction in federal income taxes that could be obtained by the deduction of the portion of the Excise Tax Gross-Up Payment attributable to state and local income taxes. Finally, the Excise Tax Gross-Up Payment shall be subject to income, excise, or payroll tax withholding to the extent required by applicable law.

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          (b)  All determinations required to be made under this Section 3, including whether and when an Excise Tax Gross-Up Payment is required and the amount of such Excise Tax Gross-Up Payment and the assumptions to be utilized in arriving at such determination, except as specified in subsection 3(a) above, shall be made by the Company's independent auditors (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days after the Company makes any Payments to the Executive. The determination of tax liability and the assumptions made by the Accounting Firm shall be subject to review by the Executive's tax advisors, and, if the Executive's tax advisors do not agree with the determination reached by the Accounting Firm, then the Accounting Firm and the Executive's tax advisors shall jointly designate a nationally-recognized public accounting firm, which shall make the determination. All fees and expenses of the accountants and tax advisors retained by either the Executive or the Company shall be borne by the Company. Any Excise Tax Gross-Up Payment, as determined pursuant to this subsection 3(b), shall be paid by the Company to the Executive within five days after the receipt of the determination. Any determination by a jointly-designated public accounting firm shall be binding upon the Company and the Executive.

          (c)  As a result of the uncertainty in the application of Code
Section 4999 at the time of the initial

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determination by the Company, it is possible that the Executive may be required to make one or more payments of Excise Tax to the Internal Revenue Service, together with interest and/or penalties that have been imposed upon the Executive in connection therewith, whether upon the Executive's filing of his original or amended tax returns or upon a subsequent audit, administrative appeal or judicial determination, which exceed the amounts taken into account in determining the initial Excise Tax Gross-Up Payment made pursuant to Section 3(a) (such excess payments referred to as the "Deficiency"). In such an event, there shall be an additional Excise Tax Gross-Up Payment computed on the Deficiency in the same manner as the Excise Tax Gross-Up Payment in Section 3(a) above, and the same shall be promptly paid by the Company to or for the benefit of the Executive. In the event that any Excise Tax Gross-Up Payment exceeds the amount subsequently determined to be due, such excess shall constitute a loan from the Company to the Executive payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

          (d) Notwithstanding anything herein to the contrary, no Excise Tax Gross-Up Payment shall be made pursuant to this Section 3 if, and to the extent that, such Excise Tax Gross-Up Payment has already been paid by the Company pursuant to the Employment Agreement.

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     4.  EFFECT OF AGREEMENT.

     Except as specifically provided in this Agreement, this Agreement shall not affect nor have any force or effect upon any other agreement to which the Executive is a party and/or beneficiary.

     5.  ASSIGNABILITY; BINDING NATURE.

     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive), and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company; PROVIDED, HOWEVER, that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations, and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations, and duties of the Company hereunder. No rights or

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obligations of the Executive under this Agreement may be assigned or transferred by the Executive, except that all of his rights may be transferred by will or operation of law.

     6.  REPRESENTATION.

     The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm, or organization.

     7.  ENTIRE AGREEMENT.

     This Agreement contains the entire understanding and agreement among the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, among the Parties with respect thereto.

     8.  AMENDMENT OR WAIVER.

     No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by the

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other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company.

     9.  SEVERABILITY.

     In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     10.  SURVIVORSHIP.

     The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment by, or consulting arrangements with, the Company to the extent necessary to the intended preservation of such rights and obligations.

     11.  BENEFICIARIES/REFERENCES.

     The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by

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giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate, or other legal representative.

     12.  GOVERNING LAW / JURISDICTION.

     This Agreement shall be governed by and construed and interpreted in accordance with the laws of New Jersey without reference to principles of conflict of laws.

     13.  RESOLUTION OF DISPUTES.

     Any disputes arising under or in connection with this Agreement shall, at the election of the Executive or the Company, be resolved by binding arbitration, to be held in Trenton, New Jersey in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Costs of the arbitration or litigation, including, without limitation, reasonable attorneys' fees of all Parties, shall be borne by the Company. Pending the resolution of any arbitration or court proceeding, the Company shall continue payment of all amounts due the Executive under this Agreement and all benefits to which the Executive is entitled at the time the dispute arises.

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     14.  NOTICES.

     Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:


          If to the Company, to:

          Hilton Hotels Corporation
          9336 Civic Center Drive
          Beverly Hills, CA 90210
          Attention: General Counsel

          with a copy to:

          Latham & Watkins
          1001 Pennsylvania Avenue, N.W.
          Washington, D.C. 20004
          Attention: Bruce E. Rosenblum, Esq.

          and:

          If to the Executive, to:

          Mr. Arthur M. Goldberg
          380 Middlesex Avenue
          Carteret, NJ 07008

          with a copy to:

          Frank L. Stifelman, Esq.
          Orloff, Lowenbach, Stifelman & Siegel, P.A.
          101 Eisenhower Parkway
          Roseland, New Jersey 07068

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     15.  HEADINGS.

     The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     16.  COUNTERPARTS.

     This Agreement may be executed in two or more counterparts.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                                HILTON HOTELS CORPORATION


                                By:     /s/ STEPHEN F. BOLLENBACH
                                   ----------------------------------
                                     STEPHEN F. BOLLENBACH
                                     President and
                                     Chief Executive Officer


                                       /s/ ARTHUR M. GOLDBERG
                                 ------------------------------------
                                 ARTHUR M. GOLDBERG


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